AMENDED AND RESTATED SUBORDINATION AGREEMENT

This Amended and Restated Subordination Agreement (this "Agreement") is entered into as of the 30th day of November, 2004 and amended and restated as of this 26 day of July, 2006, by and among Burnham Securities Inc., Randall P. Stern, Frances R. Campbell, Peter Graf with respect to loans heretofore made to the Company (as hereinafter defined) other than pursuant to the Graf Note (as hereinafter defined), Paul Graf, Steven Richman, Janice B. Fuellhart, William M. Burns and George Malin (collectively, the "Subordinated Lenders" and each, a "Subordinated Lender"), Laurus Master Fund, Ltd. ("Laurus") and Peter Graf solely with respect to the Graf Note ("Graf"; and, together with Laurus, the "Senior Lenders").

BACKGROUND

WHEREAS, Laurus has made a loan to ICF Corporation (f/k/a COMC, Inc.), a Delaware corporation (the "Company") pursuant to, and in accordance with, (i) that certain Securities Purchase Agreement dated as of November 30, 2004 by and between the Company and Laurus (as amended, restated, modified and/or supplemented from time to time, the "Securities Purchase Agreement"), (ii) the Related Agreements referred to in the Securities Purchase Agreement, as the same may have been amended, restated, modified and/or supplemented from time to time, (iii) that certain Security Agreement dated as of November 30, 2004 by and among the Company, ICF Communication Solutions, Inc., a wholly-owned subsidiary of the Company ("Operating Sub"; each of Operating Sub, the Company and any future direct or indirect subsidiary of the Company being referred to collectively herein as an "ICF Entity" and collectively as the "ICF Entities") and Laurus (as amended, restated, modified and/or supplemented from time to time, the "Laurus Security Agreement"), and (iv) the Ancillary Agreements referred to in the Laurus Security Agreement, as the same may have been amended, restated, modified and/or supplemented from time to time (the documents referred to in items (i) through (iv) above, each as amended, restated, modified and/or supplemented from time to time, being referred to collectively herein as the "Laurus Documents");

WHEREAS, the Subordinated Lenders have made loans to the Company;

WHEREAS, to induce Laurus to enter into the Laurus Documents and to make the extensions of credit contemplated therein, and in consideration therefor, the Subordinated Lenders agreed to subordinate any security interest that they had or may thereafter have in the assets of the ICF Entities to the security interest of Laurus in the Collateral (as that term is defined in the Laurus Security Agreement, the Master Security Agreement (as defined in the Securities Purchase Agreement), the Stock Pledge Agreement (as defined in the Securities Purchase Agreement) and the Mortgage (as defined in the Securities Purchase Agreement)) and to subordinate and postpone payments of the Junior Liabilities (as that term is defined in the Original Subordination Agreement) to payments of the Senior Liabilities (as that term is defined in the Original Subordination Agreement) pursuant to the terms of that certain Subordination Agreement dated as of December 1, 2004 by and among the Subordinated Lenders and Laurus

(as amended, modified and/or supplemented prior to the date hereof, the "Original Subordination Agreement");

WHEREAS, pursuant to that certain Promissory Note dated as of the date hereof executed by ICF in favor of Graf (the "Graf Note"), Graf has agreed to make a loan to ICF in the principal amount of One Million Dollars ($1,000,000);

WHEREAS, pursuant to the terms of that certain Term Note Security Agreement dated as of the date hereof by and among Graf and the ICF Entities (the "Graf Security Agreement"), Graf will claim a security interest in and lien upon all Collateral (as that term is defined in the Graf Security Agreement); and

WHEREAS, to induce Graf to make the extension of credit evidenced by the Graf Note, the parties hereto desire to amend and restate the Original Subordination Agreement upon the terms set forth herein.

NOW, THEREFORE, each Subordinated Lender and the Senior Lender agree as follows:

TERMS

1. All obligations of each of the ICF Entities to the Senior Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as "Senior Liabilities". Any and all loans made by the Subordinated Lenders to any ICF Entity, together with all other obligations of any ICF Entity to any Subordinated Lender (in each case, including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as "Junior Liabilities". It is expressly understood and agreed that the term "Senior Liabilities", as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of either Senior Lender, as against any ICF Entity or anyone else, to collect such interest, fees or penalties, as the case may be.

2. Except as expressly otherwise provided in this Agreement or as each of the Senior Lenders may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated to the payment in full of all Senior Liabilities. Furthermore, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made, nor shall any property or assets of any ICF Entity be applied to the purchase or other acquisition or retirement of any Junior Liability, at any time prior to the payment in full of all Senior Liabilities. Notwithstanding the foregoing, the parties hereto expressly agree that the Company may make certain payments in respect of the Junior Liabilities set forth on Schedule A hereto prior to the payment in full of the Senior Liabilities.

3. Each Subordinated Lender hereby subordinates all security interests that have been, or may be, granted by any ICF Entity to such Subordinated Lender in respect of the Junior Liabilities, to the security interests granted by such ICF Entity to the Senior Lenders in respect of the Senior Liabilities.

4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to any ICF Entity or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of any of the ICF Entities, or any sale of all or substantially all of the assets of any ICF Entity, or otherwise), the Senior Liabilities shall first be paid in full before any Subordinated Lender shall be entitled to receive and to retain any payment or distribution in respect of any Junior Liability.

5. Each Subordinated Lender will mark its books and records so as to clearly indicate that their respective Junior Liabilities are subordinated in accordance with the terms of this Agreement. Each Subordinated Lender will execute such further documents or instruments and take such further action as either Senior Lender may reasonably request from time to time to carry out the intent of this Agreement.

6. Each Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

7. No Subordinated Lender will without the prior written consent of the each of the Senior Lenders: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to any ICF Entity.

8. The Senior Lenders may, from time to time, in their sole discretion and without notice to any Subordinated Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release their security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

9. The Senior Lenders may, from time to time, whether before or after any discontinuance of this Agreement, without notice to any Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were such transferring Senior Lender, as applicable; provided, however, that, unless such Senior Lender shall otherwise consent in writing, such Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or

transferee, to enforce this Agreement, for the benefit of such Senior Lender, as to those of the Senior Liabilities which such Senior Lender has not assigned or transferred.

10. No Senior Lender shall be prejudiced in its rights under this Agreement by any act or failure to act of any Subordinated Lender, or any noncompliance of any Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which such Senior Lender may have or with which such Senior Lender may be charged; and no action of any Senior Lender permitted under this Agreement shall in any way affect or impair the rights of such Senior Lender and the obligations of any Subordinated Lender under this Agreement.

11. No delay on the part of either Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by either Senior Lender of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon either Senior Lender except as expressly set forth in a writing duly signed and delivered on behalf of such Senior Lender. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of either Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of either Subordinated Lender under this Agreement.

12. This Agreement shall be binding upon each Subordinated Lender and upon the heirs, legal representatives, successors and assigns of each Subordinated Lender and the successors and assigns of each Subordinated Lender.

13. This Agreement shall be construed in accordance with and governed by the laws of New York without regard to conflict of laws provisions. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been made and delivered this 26 day of July, 2006.

BURNHAM SECURITIES INC.

By: ______________________

Name: Mara Stempler
Title: CFO

____
Randall P. Stern

____
Frances R. Campbell

____
Peter Graf, as a Subordinated Lender

____
Paul Graf

____
Steven Richman

____
Janice B. Fuellhart

____
William M. Burns

____
George Malin

IN WITNESS WHEREOF, this Agreement has been made and delivered this 26 day of July, 2006.

BURNHAM SECURITIES INC.

By:____________________

Name:
Title:

Randall P. Stern

Frances R. Campbell

Peter Graf, as a Subordinated Lender

Paul Graf

Steven Richman

Janice B. Fuellhart

William M. Burns

George Malin

6839440.3
33360-2001

IN WITNESS WHEREOF, this Agreement has been made and delivered this 26 day of July, 2006.

BURNHAM SECURITIES INC.

By:____________________

Name:
Title:

____
Randall P. Stern

Frances R. Campbell

JANET M. REEDY
MY COMMISSION EXPIRES
November 17, 2008

____
Peter Graf, as a Subordinated Lender

____
Paul Graf

____
Steven Richman

____
Janice B. Fuellhart

____
William M. Burns

____
George Malin

6839440.3
33380-2001

IN WITNESS WHEREOF, this Agreement has been made and delivered this 26 day of July, 2006.

BURNHAM SECURITIES INC.

By:____________________

Name:
Title:

____
Randall P. Stern

____
Frances R. Campbell

____
Peter Graf, as a Subordinated Lender

Paul Graf
____
Paul Graf

____
Steven Richman

Janice B Fuellhart
____
Janice B. Fuellhart

____
William M. Burns

____
George Malin

IN WITNESS WHEREOF, this Agreement has been made and delivered this 26 day of July, 2006.

BURNHAM SECURITIES INC.

By:____________________

Name:
Title:

____
Randall P. Stern

____
Frances R. Campbell

____
Peter Graf, as a Subordinated Lender

____
Paul Graf

[signature]
Steven Richman

____
Janice B. Fuellhart

____
William M. Burns

____
George Malin

IN WITNESS WHEREOF, this Agreement has been made and delivered this 26 day of July, 2006.

BURNHAM SECURITIES INC.

By:____________________

Name:
Title:

____
Randall P. Stern

____
Frances R. Campbell

____
Peter Graf, as a Subordinated Lender

____
Paul Graf

____
Steven Richman

____
Janice B. Fuellhart

William M. Burns
William M. Burns

____
George Malin

6639440.3
33360-2001

** TOTAL PAGE.02 **

IN WITNESS WHEREOF, this Agreement has been made and delivered this 26 day of July, 2006.

BURNHAM SECURITIES INC.

By:________________________

Name:
Title:

____
Randall P. Stern

____
Frances R. Campbell

____
Peter Graf, as a Subordinated Lender

____
Paul Graf

____
Steven Richman

____
Janice B. Fuellhart

____
William M. Burns

____
George Malin

6839440.3
33360-2001

LAURUS MASTER FUND, LTD.

By: ______________________

Name: Eugene Grin
Title: Director

____

Peter Graf, as a Senior Lender

Acknowledged and Agreed to by:

ICF CORPORATION

By: ______________________
Name: Janice B. Fuellhart
Title: Chief Executive Officer

ICF COMMUNICATION SOLUTIONS, INC.

By: ______________________
Name: Janice B. Fuellhart
Title: Chief Executive Office

8639440.3
33360-2001

LAURUS MASTER FUND, LTD.

By:______________________

Name:
Title:

Peter Graf, as a Senior Lender

Acknowledged and Agreed to by:

ICF CORPORATION

By:______________________
Name: Janice B. Fuellhart
Title: Chief Executive Officer

ICF COMMUNICATION SOLUTIONS, INC.

By:______________________
Name: Janice B. Fuellhart
Title: Chief Executive Office

LAURUS MASTER FUND, LTD.

By:____________________

Name:
Title:

____
Peter Graf, as a Senior Lender

Acknowledged and Agreed to by:

ICF CORPORATION

By: ____________________
Name: Janice B. Fuellhart
Title: Chief Executive Officer

ICF COMMUNICATION SOLUTIONS, INC.

By: ____________________
Name: Janice B. Fuellhart
Title: Chief Executive Office

6639440.3
33360-2001